UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2026

Bowman Consulting Group Ltd.

(Exact name of registrant as specified in its charter)

Delaware	001-40371	54-1762351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12355 Sunrise Valley Drive, Suite 520

Reston, Virginia 20191

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (703) 464-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	BWMN	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On August 10, 2026, Bowman Consulting Group Ltd. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Prive Parent, Inc., a Delaware corporation (“Parent”) and Prive Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”, and together with Parent, the “Buyer Parties”), pursuant to which, on the terms and subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation (such merger, the “Merger”). The Buyer Parties are affiliated with Bernhard Capital Partners (“BCP”). Capitalized terms used in this Current Report on Form 8-K that are not otherwise defined herein have the meanings set forth in the Merger Agreement.

Company Board Recommendation

The board of directors of the Company (the “Company Board”) has unanimously (i) determined that the terms of the Merger Agreement and the transactions contemplated thereby (the “Transactions”), including the Merger, are fair to and in the best interests of the Company and the holders of shares of Company’s common stock, par value $0.01 per share (“Company Common Stock”) (the “Company Stockholders”), (ii) determined that it is in the best interests of the Company and the Company Stockholders, and declared it advisable, to enter into the Merger Agreement and the other Transaction Documents to which the Company is a party, (iii) approved the execution and delivery by the Company of the Merger Agreement and the other Transaction Documents to which the Company is a party, the performance by the Company of its covenants and other obligations thereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth in the Merger Agreement, (iv) resolved to recommend that the Company Stockholders adopt the Merger Agreement in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), upon the terms and subject to the conditions of the Merger Agreement (the recommendation described in clause (iv), the “Company Board Recommendation”), and (v) directed that the Merger Agreement be submitted to the Company Stockholders for their adoption upon the terms and subject to the conditions of the Merger Agreement.

Merger Consideration

At the effective time of the Merger (the “Effective Time”), (i) each share of Company Common Stock that is outstanding as of immediately prior to the Effective Time (other than shares of Company Common Stock described in clauses (ii) or (iii) of this sentence) will be automatically converted into the right to receive cash in an amount per share equal to $43.00, without interest thereon (the “Per Share Price”), (ii) each share of Company Common Stock that is (a) held by the Company as treasury stock or (b) owned by the Buyer Parties or any of their direct or indirect subsidiaries as of immediately prior to the Effective Time, will automatically be cancelled and extinguished without any conversion thereof or consideration paid therefor, and (iii) each share of Company Common Stock that is issued and outstanding as of immediately prior to the Effective Time (other than shares of Company Common Stock described in clause (ii)) and held by any person or entity (including a “beneficial owner”) who has neither voted in favor of the Merger nor consented thereto in writing and who is entitled to demand and has properly and validly exercised their statutory rights of appraisal in respect of such shares of Company Common Stock in accordance with Section 262 of the DGCL (such shares, “Dissenting Company Shares”) will not be converted into, or represent the right to receive, the Per Share Price, and will instead be entitled to receive payment of the appraised value of such Dissenting Company Shares in accordance with the provisions of Section 262 of the DGCL.

If the Merger is consummated, shares of Company Common Stock that trade on The NASDAQ Stock Market LLC (“Nasdaq”) will be delisted from Nasdaq and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Treatment of Restricted Stock Awards

Immediately prior to the Effective Time, each restricted stock award outstanding under the Company’s equity incentive plans (each, a “Company Restricted Stock Award”) as of immediately prior to the Effective Time shall become fully vested and free of restrictions, be cancelled, and convert into the right to receive a lump sum cash payment, without interest, equal to the product of (i) the Per Share Price multiplied by (ii) the number of shares of Company Common Stock subject to such Company Restricted Stock Award (collectively, the “Company Restricted Stock Award Consideration”). However, any Company Restricted Stock Award granted after July 4, 2026 (the “Crystallized Company Restricted Stock Awards”) will not become fully vested and free of restrictions and any such Company Restricted Stock Award Consideration related to such Crystallized Company Restricted Stock Awards will remain subject to the same vesting terms and conditions that applied immediately prior to the Effective Time, including the requirement of continued service with the Company (as the surviving corporation in the Merger) or its subsidiaries through the applicable vesting date, and the applicable cash amounts will be paid out, without interest and subject to applicable withholding taxes, on the next regular payroll date following the applicable vesting dates.

Treatment of PRSUs

Immediately prior to the Effective Time, each performance-based restricted stock unit outstanding under the Company’s equity incentive plans (each, a “Company PRSU”) that is outstanding immediately prior to the Effective Time will become fully vested with respect to that number of shares of Company Common Stock based on deemed achievement of the performance metrics at 100% performance and, immediately thereafter, each Company PRSU will be cancelled, and converted into the right to receive, with respect to each share of Company Common Stock underlying such Company PRSU, a lump sum cash payment, without interest, equal to the Per Share Price.

Conditions to the Consummation of the Merger

Consummation of the Merger is subject to certain conditions set forth in the Merger Agreement, including (i) the holders of a majority of the outstanding shares of Company Common Stock entitled to vote in accordance with the DGCL to adopt the Merger Agreement shall have affirmatively voted to adopt the Merger Agreement (such affirmative vote, the “Requisite Stockholder Approval”); (ii) the expiration or termination of (a) any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, relating to the Merger and (b) any commitments not to close any of the transactions contemplated by the Merger Agreement entered into by the parties with any governmental authority (such condition described in this clause (ii), the “Regulatory Condition”); (iii) the absence of any law (other than any foreign direct investment law) or order (other than as related to any foreign direct investment law) issued by a governmental authority of competent jurisdiction after the date of the Merger Agreement that prohibits, makes illegal or enjoins the consummation of the Merger; (iv) the accuracy of the parties’ respective representations and warranties contained in the Merger Agreement, subject to specified materiality qualifications; (v) the parties’ performance of their respective pre-Closing obligations in the Merger Agreement in all material respects; and (vi) the delivery by each party to the other party of a certificate certifying compliance with the conditions described in clauses (iv) and (v).

Go-Shop

From the date of the Merger Agreement until 5:00 p.m., Eastern time, on September 13, 2026 (such date and time, the “No-Shop Period Start Date,” and such period, the “Go-Shop Period”), the Company has the right to (i) solicit Acquisition Proposals from third parties, (ii) participate or engage in discussions with third parties and provide non-public information and access to any third party pursuant to a confidentiality agreement which complies with the requirements set forth in the Merger Agreement (an “Acceptable Confidentiality Agreement”), in each case, with the intent to induce or facilitate an Acquisition Proposal, and (iii) otherwise facilitate an Acquisition Proposal or assist any third party and its representatives and financing sources with an Acquisition Proposal.

In the event that the Company Board and its representatives are engaged in substantive negotiations under an Acceptable Confidentiality Agreement with an Excluded Party (as defined below) at the expiration of the Go-Shop Period, then the Company may continue, until the receipt of the Requisite Stockholder Approval, to engage in the activities described in the preceding paragraph with any such Excluded Party for so long as such person or entity is and remains an Excluded Party.

An “Excluded Party” is any person or entity or group of people or entities from whom the Company or any of its representatives has received after the date of the Merger Agreement and prior to the No-Shop Period Start Date, an Acquisition Proposal that the Company Board has determined in good faith (after consultation with its financial advisor and outside legal counsel) either constitutes a Superior Proposal (as defined below) or is reasonably likely to lead to a Superior Proposal.

A “Superior Proposal” is any bona fide written Acquisition Proposal for an Acquisition Transaction (with all references to 20% in the definition of “Acquisition Transaction” in the Merger Agreement being deemed to be references to 50%) that the Company Board has determined in good faith (after consultation with its financial advisor and outside legal counsel) (i) is reasonably likely to be consummated in accordance with its terms and (ii) if consummated would result in a transaction more favorable to the Company Stockholders, from a financial point of view, than the Merger, taking into account such legal, regulatory, financial and other aspects of the Acquisition Proposal as the Company Board deems relevant and, if applicable, any revisions to the Merger Agreement committed to in writing by Parent prior to the time of such determination.

No Solicitation

From the No-Shop Period Start Date (other than with respect to any Excluded Party) until the earlier to occur of the termination of the Merger Agreement and the Effective Time, the Company is subject to restrictions on its ability to (i) solicit Acquisition Proposals from third parties, (ii) provide non-public information to third parties with the intent to assist an Acquisition Proposal, (iii) participate or engage in discussions with third parties with respect to an Acquisition Proposal or (iv) enter into any contract related to an Acquisition Proposal for an alternative transaction (other than an Acceptable Confidentiality Agreement) (any such contract, an “Alternative Acquisition Agreement”).

Superior Proposals

However, under certain specified circumstances prior to the earlier to occur of the termination of the Merger Agreement and the receipt of the Requisite Stockholder Approval, the Company may participate or engage in discussions or negotiations with, provide non-public information to, and afford access to, third parties who have made an Acquisition Proposal if (i) the Company Board determines in good faith (after consultation with its financial advisors and outside legal counsel) that such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal (ii) such Acquisition Proposal was made, renewed or delivered to the Company after the date of the Merger Agreement and did not result from a breach of the Company’s non-solicitation obligations under the Merger Agreement and (iii) the Company and such third party enter into an Acceptable Confidentiality Agreement.

No Recommendation Change or Entry into Any Alternative Acquisition Agreement

Until the earlier to occur of the termination of the Merger Agreement and the Effective Time, the Company Board may not effect a Recommendation Change or cause or permit the Company or any of its subsidiaries to enter into an Alternative Acquisition Agreement, except as expressly permitted by the Merger Agreement.

Recommendation Change; Entry into Alternative Acquisition Agreement

Intervening Event

Prior to obtaining the Requisite Stockholder Approval, the Company Board may, under certain specified circumstances, effect a Recommendation Change in response to an Intervening Event.

Superior Proposal

Prior to obtaining the Requisite Stockholder Approval, if the Company has received a bona fide Acquisition Proposal that the Company Board has determined in good faith (after consultation with its financial advisors and outside legal counsel) constitutes a Superior Proposal, then the Company Board may (i) effect a Recommendation Change with respect to such Acquisition Proposal or (ii) after complying with specified notice requirements to Parent and other conditions set forth in the Merger Agreement, authorize and cause the Company to terminate the Merger Agreement to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal. The Company will be required to pay a termination fee in connection with such termination of the Merger Agreement, as described in further detail below.

Termination Rights

The Merger Agreement contains termination rights for each of the Company and Parent, including: (i) by the mutual written agreement of Parent and the Company; (ii) subject to certain limitations, in the event that any governmental authority of competent jurisdiction has enacted, issued, promulgated, enforced or entered any final and non-appealable law or order that permanently enjoins or otherwise permanently prohibits the consummation of the Merger (the “Judicial Restraint Termination Provision”); (iii) subject to certain limitations, in the event that the consummation of the Merger has not occurred by 11:59 p.m., Eastern time, on February 9, 2027 or such later time as is agreed to in writing by Parent and the Company, except that in the event that on such date the Regulatory Condition has not been satisfied, but the other mutual Closing conditions and the conditions to the Buyer Parties’ obligations to consummate the Closing have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing, and which conditions are capable of being satisfied if the Closing were to occur), then the Termination Date shall be automatically extended (without any further action by any party) to 11:59 p.m., Eastern time, on May 10, 2027 (the “Termination Date Termination Provision”) or (iv) in the event that the Company Stockholders Meeting has been held and concluded and the Requisite Stockholder Approval was not obtained (the “Stockholder Vote Termination Provision”).

The Company may terminate the Merger Agreement (i) subject to certain requirements and as described above, in order to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal (the “Superior Proposal Termination Provision”); (ii) if Parent breaches or fails to perform or there is any inaccuracy of any of Parent’s or Merger Sub’s respective representations, warranties, covenants or other agreements contained in the Merger Agreement which would result in the failure of a condition to the Company’s obligation to consummate the Closing, subject to certain cure periods and limitations (the “Parent Material Breach Termination Provision”); or (iii) subject to certain notice requirements, if all the conditions to Parent’s and Merger Sub’s obligations to consummate the Merger are satisfied and Parent fails to timely consummate the Closing (the “Failure to Close Termination Provision”).

Parent may terminate the Merger Agreement (i) if the Company breaches or fails to perform or there is any inaccuracy of any of the Company’s representations, warranties, covenants or other agreements contained in the Merger Agreement, which would result in the failure of a condition to Parent’s and Merger Sub’s obligations to consummate the Merger, subject to certain cure periods and limitations (the “Company Material Breach Termination Provision”) or (ii) if the Company Board has effected a Recommendation Change prior to the receipt of the Requisite Stockholder Approval (the “Recommendation Change Termination Provision”).

Company Termination Fee

The Company is required to pay Parent a termination fee of $26,861,672 in cash upon the Company’s termination of the Merger Agreement pursuant to the Superior Proposal Termination Provision. However, if the Merger Agreement is terminated by the Company in order to substantially concurrently enter into an Alternative Acquisition Agreement on or prior to September 28, 2026 with respect to a Superior Proposal received from an Excluded Party, the Company termination fee will be $13,430,836.

If (i) Parent terminates the Merger Agreement pursuant to the Recommendation Change Termination Provision or (ii) the Company terminates the Merger Agreement pursuant to the Termination Date Termination Provision at a time when Parent has the right to terminate the Merger Agreement pursuant to the Recommendation Change Termination Provision, then the Company is required to pay the Company termination fee of $26,861,672 within three business days following such termination. However, if the Recommendation Change is made on or prior to September 28, 2026 with respect to an Acquisition Proposal by an Excluded Party, the Company termination fee will be $13,430,836.

If (i) (x) either party terminates the Merger Agreement pursuant to the Stockholder Vote Termination Provision or (y) either party terminates the Merger Agreement pursuant to the Termination Date Termination Provision or Parent terminates the Merger Agreement due to the Company Material Breach Termination Provision as a result of the Company’s breach of its non-solicitation covenants, in the case of clause (y), at a time when the Requisite Stockholder Approval has not been obtained, (ii) following the execution of the Merger Agreement and prior to (x) the Company Stockholders Meeting (with respect to the foregoing clause (i)(x)) or (y) the date of the termination of the Merger Agreement (with respect to the foregoing clause (i)(y)), an Acquisition Proposal from a third party for an Acquisition Transaction has been publicly announced and not publicly withdrawn prior to such termination and (iii) the Company or one of its subsidiaries (x) consummates an Acquisition Transaction with respect to any Acquisition Proposal or (y) enters into an Alternative Acquisition Agreement with respect to the Acquisition Proposal described in clause (ii), in each case, within 12 months following the termination of the Merger Agreement, then the Company must pay the Company termination fee of $26,861,672 to Parent within three business days following the earlier of the entry into such Alternative Acquisition Agreement or consummation of such Acquisition Proposal. For purposes of this provision, all references to 20% in the definition of “Acquisition Transaction” in the Merger Agreement will be deemed to be references to 50%.

Parent Termination Fee

Parent is required to pay the Company a termination fee (the “Parent Termination Fee”) of $46,048,580 in cash upon (i) the Company’s termination of the Merger Agreement pursuant to the Parent Material Breach Termination Provision, (ii) the Company’s termination of the Merger Agreement pursuant to the Failure to Close Termination Provision, or (iii) either party’s termination of the Merger Agreement pursuant to the Termination Date Termination Provision at a time when the Company had the right to terminate the Merger Agreement pursuant to the Failure to Close Termination Provision.

Other Terms of the Merger Agreement

The Merger Agreement contains (i) customary representations and warranties of the parties, in each case generally subject to customary materiality and other qualifiers and (ii) customary pre-closing covenants of the parties, including covenants requiring the Company to conduct its business in the ordinary course in all material respects, and refrain from taking certain actions without Parent’s consent (not to be unreasonably withheld, delayed or conditioned), subject to certain exceptions. Parent and the Company also agreed to use their respective reasonable best efforts to obtain all antitrust approvals and to consummate the Merger as promptly as possible, subject to certain exceptions and limitations.

The Merger Agreement also provides that the Company, on the one hand, or the Buyer Parties, on the other hand, may specifically enforce the obligations under the Merger Agreement. However, the right of the Company to specific performance to enforce the Buyer Parties’ obligations to consummate the Closing is subject to certain requirements regarding the satisfaction of the conditions to the Buyer Parties’ obligations to consummate the Merger, the funding of the proceeds of the Debt Financing (or any Alternative Debt Financing) and the Company’s confirmation to Parent in writing that the Closing will occur if the Debt Financing (or any Alternative Debt Financing) and the Equity Financing are funded.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein. The Merger Agreement and the foregoing description of such agreement have been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Merger Sub or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Parent and Merger Sub and the transactions contemplated by the Merger Agreement that will be contained in or attached as an annex to the proxy statement on Schedule 14A that the Company will file in connection with the transactions contemplated by the Merger Agreement, as well as in the other filings that the Company will make with the U.S. Securities and Exchange Commission (the “SEC”).

Financing Commitments

Parent has obtained equity and debt financing commitments for the purpose of financing the transactions contemplated by the Merger Agreement and paying related fees and expenses.

Concurrently with the execution of the Merger Agreement, BCP Fund III, LP, BCP Fund III-A, LP, BCP Fund III GP, LP, BCP Prive Co-Invest, LP and BCP Prive Co-Invest-A, LP (each individually, a “Guarantor” and collectively, the “Guarantors”) entered into an equity commitment letter with Parent pursuant to which they have severally committed to provide equity financing to Parent in an aggregate amount equal to $605,210,000, on the terms and subject to the conditions set forth in the equity commitment letter.

Certain financial institutions have severally committed to provide Merger Sub (in such capacity “Borrower”) with a $420 million senior secured first-lien term loan facility, including the receipt of executed loan documentation, accuracy of certain representations and warranties, consummation of the Transactions and contribution of equity a $65 million senior secured first-lien revolving credit facility, and a $65 million senior secured first-lien delayed draw loan facility on the terms set forth in a debt commitment letter, dated August 10, 2026 (the “Debt Commitment Letter”). The obligations of such financial institutions to provide debt financing under the Debt Commitment Letter are subject to a number of customary conditions, including the receipt of executed loan documentation, accuracy of certain representations and warranties, consummation of the Transactions and contribution of equity. Pursuant to the Merger Agreement, the Company is required to provide Parent and Merger Sub with customary cooperation in connection with the debt financing.

Limited Guarantee

Concurrently with the execution and the delivery of the Merger Agreement, the Guarantors provided a limited guarantee in favor of the Company (the “Guarantee”) pursuant to which, subject to the terms and conditions contained therein, the Guarantors have guaranteed certain payment obligations of the Buyer Parties owed to the Company under the Merger Agreement.

Support Agreements

Concurrently with the execution and delivery of the Merger Agreement, Parent entered into a voting and support agreement (collectively, the “Support Agreements”) with each of Mr. Gary Bowman, Chief Executive Officer of the Company, and Mr. Bruce Labovitz, Chief Financial Officer of the Company, pursuant to which Mr. Bowman and Mr. Labovitz agreed, among other things, to vote their shares (representing approximately 15.3% of the total current outstanding voting power of the Company) in favor of the Merger, against any competing acquisition proposal and against any other matter that would prevent or materially delay the Closing.

The Support Agreements include certain restrictions on the transfer of shares of Company Common Stock prior to the termination of such Support Agreement, as well as covenants regarding voting, waiver of right to appraisal, and public statements. The Support Agreements will terminate upon the earliest of (i) the valid termination of the Merger Agreement, (ii) the Effective Time, (iii) the date and time the Requisite Stockholder Approval is obtained and (iv) the date on which the Merger Agreement is amended in a manner that adversely affects the supporting stockholder, as described in the Support Agreements.

The foregoing description of the Support Agreements does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Support Agreements, copies of which are attached as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.02	Results of Operations and Financial Condition.

On August 10, 2026, the Company issued a press release announcing its financial results for the second quarter ended June 30, 2026. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under the heading “Treatment of Restricted Stock Awards” and “Treatment of PRSUs” under Item 1.01 above is incorporated by reference into this Item 5.02.

Item 7.01	Regulation FD Disclosure.

On August 10, 2026, the Company issued a press release announcing its entry into the Merger Agreement. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.2) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 10, 2026, by and among Bowman Consulting Group Ltd., Prive Parent, Inc. and Prive Merger Sub, Inc.

10.1	Voting and Support Agreement, dated as of August 10, 2026, by and among Prive Parent, Inc., Gary Bowman and Bowman Family Asset Management, LLC

10.2	Voting and Support Agreement, dated as of August 10, 2026, by and among Prive Parent, Inc. and Bruce Labovitz

99.1	Press Release (Earnings) issued by Bowman Consulting Group Ltd., dated August 10, 2026

99.2	Press Release (Merger) issued by Bowman Consulting Group Ltd., dated August 10, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Important Information and Where to Find It

The Merger will be submitted to the Company’s stockholders for their consideration and approval at a special meeting. In connection with the Merger, the Company intends to file with the SEC a preliminary proxy statement on Schedule 14A. Once the SEC completes its review of the preliminary proxy statement, a definitive proxy statement and a form of proxy card will be filed with the SEC and mailed or otherwise furnished to the Company’s stockholders. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY, WHEN IT BECOMES AVAILABLE, AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS), IF ANY, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. This current report on Form 8-K is not a substitute for the proxy statement or any other document that may be filed by the Company with the SEC or sent to its stockholders in connection with the Merger.

The Company’s investors and stockholders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. In addition, the Company’s investors and stockholders may obtain a free copy of the documents filed with the SEC by the Company from the Company’s website at investors.bowman.com or by directing a request to the Company by e-mail to ir@bowman.com, or by telephone to (703) 464-1000.

Participants in the Solicitation

The Company and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Merger and other matters to be voted on at the special meeting of the stockholders. Information regarding the Company’s directors and executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, is contained in the Company’s proxy statement on Schedule 14A for the Company’s 2026 Annual Meeting of

Stockholders, which was filed with the SEC on April 28, 2026 (the “2026 Annual Meeting Proxy Statement”), including under the headings “Executive and Director Compensation,” “Security Ownership of Certain Beneficial Owners and Management” and “Certain Relationships and Related Transactions.” To the extent holdings of the Company’s securities by such directors or executive officers (or the identity of such directors or executive officers) change from the amounts set forth in the 2026 Annual Meeting Proxy Statement, such information has been or will be reflected on the Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of the Company’s directors and executive officers in the Merger will be included in the proxy statement relating to the Merger when it is filed with the SEC. You may obtain free copies of these documents using the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

This current report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements contained in this report that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the Merger, including the expected timing of the closing of the Merger, the ability of the parties to complete the Merger considering the various closing conditions, the expected synergies, impacts and benefits of the Merger, the plans, strategies and prospects, both business and financial, of the Company, and any assumptions underlying any of the foregoing.

In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are not guarantees of future performance. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from the Company’s current expectations.

These risks and uncertainties include risks and developments related to, among other things, (i) the completion of the proposed Merger on the anticipated terms and timing, or at all, including the parties’ ability to obtain required stockholder approval, regulatory approvals and satisfy the other conditions to the completion of the Merger, or the failure to satisfy such conditions, (ii) the effect of the announcement or pendency of the Merger on the Company’s business, operating results, financial performance, ability to retain and hire key personnel, and relationships with customers, suppliers, competitors and others, (iii) the effect of the restrictions imposed by the Merger Agreement during the pendency of the Merger, which may (x) disrupt the Company’s current plans and business operations, (y) impact the Company’s ability to pursue certain business opportunities or strategic transactions or (z) divert management’s attention from ongoing business operations, (iv) the ability of BCP to procure the financing required to complete the Merger, (v) the possibility that competing offers may be made, and the effect of such competing offers on the Merger and the parties’ respective rights under the Merger Agreement, (vi) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (vii) the fact that the Company may be required to pay a termination fee to BCP if the Merger Agreement is terminated in certain circumstances, (viii) litigation being instituted against the Company, BCP or other parties, including their respective directors, managers or officers, in connection with the Merger, which may have an unfavorable outcome, (ix) the uncertainty of the outcome of any such litigation and its effects on the parties to the Merger Agreement, (x) changes in laws, regulations, or policies, (xi) general economic conditions, nationally and globally, and their effect on the market for the Company’s services, (xii) competitive pressures and trends in the Company’s industry and its ability to successfully compete with its competitors, (xiii) the effect on the Company’s stock price if the Merger is not completed, which may decline significantly following a termination of the Merger Agreement, (xiv) potential business uncertainty during the pendency of the Merger, including changes to existing business relationships, (xv) the significant costs, fees and expenses the Company may incur in connection with the Merger, and (xvi) the effects of unknown liabilities related to the Merger on the Company.

For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s periodic reports and other filings with the SEC, including risks described under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC, and other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Company’s Investor Relations page at investors.bowman.com. The forward-looking statements included in this report are made only as of the date hereof, and the Company disclaims any obligation to update the forward-looking statements in the future, except as required by applicable law. Forward-looking statements should be considered in light of these risks and uncertainties. Investors and others are cautioned not to place undue reliance on forward-looking statements.

No Offer or Solicitation

This report is for informational purposes only and is not intended to, and does not, constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any issuance or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BOWMAN CONSULTING GROUP LTD.

Date: August 10, 2026	By:	/s/ Bruce Labovitz
Bruce Labovitz
Chief Financial Officer